QUARTERLY SUPPLEMENTAL INFORMATION THIRD QUARTER 2024 Exhibit 99.2

TABLE OF CONTENTS September 30, 2024 Page PAGE SUMMARY / HIGHLIGHTS 3 TENANT DATA TOP 15 TENANTS 18 FINANCIAL DATA QUARTERLY LEASING SUMMARY 19 CONSOLIDATED BALANCE SHEETS 4 LEASE ROLLOVER SCHEDULE 20 CONSOLIDATED STATEMENTS OF OPERATIONS 5 PROPERTY LEASES AND VACANCIES 21 NON-GAAP FINANCIAL DATA 6 SELECT CREDIT METRICS SUMMARY 10 DEBT OTHER FINANCIAL DATA 11 MORTGAGES AND NOTES PAYABLE 29 DEBT MATURITY SCHEDULE 31 CAPITAL DEPLOYMENT DEBT COVENANTS 32 QUARTERLY INVESTMENTS / CAPITAL RECYCLING 12 DEVELOPMENT SUMMARY 13 COMPONENTS OF NET ASSET VALUE 33 CAPITAL EXPENDITURES AND LEASING COSTS 15 NON-GAAP MEASURES DEFINITIONS 34 PORTFOLIO DATA INVESTOR INFORMATION 38 SAME-STORE DATA 16 PORTFOLIO INFORMATION 17 This Quarterly Supplemental Information contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP Industrial Trust (“LXP”)'s control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) national, regional and local economic and political climates and changes in applicable governmental regulations and tax legislation, (2) the outbreak of highly infectious or contagious diseases and natural disasters, (3) authorization by LXP's Board of Trustees of future dividend declarations, (4) LXP's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2024, (5) the successful consummation of any lease, acquisition, development, build-to-suit, disposition, financing or other transaction, including the timing of any such transaction, the ultimate terms or achieving any estimated yields or rental rates(6) the failure to continue to qualify as a real estate investment trust, (7) changes in general business and economic conditions, including the impact of any legislation, (8) competition, (9) inflation and increases in operating costs, (10) labor shortages, (11) supply chain disruption and increases in real estate construction costs and raw materials costs and construction schedule delays, (12) defaults or non-renewals of significant tenant leases, (13) changes in financial markets and interest rates, (14) changes in accessibility of debt and equity capital markets, (15) future impairment charges, and (16) risks related to our investments in our non-consolidated joint ventures. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP's expectations will be realized. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document. All information is on a consolidated basis unless noted.

3Table of Contents SUMMARY / HIGHLIGHTS September 30, 2024 LXP is a real estate investment trust ("REIT") focused on Class A, warehouse and distribution investments in target markets across the Sunbelt and Midwest. Quarterly Highlights - Net Income - $0.02 per diluted common share - Adjusted Company FFO - $0.16 per diluted common share - Same-Store NOI increased 5.4% in 2024 compared to 2023 - Completed new leases and lease extensions totaling 0.7 million square feet, raising Base and Cash Base Rents by 38.3% and 22.5%, respectively - Leased and placed into service a 250,020 square foot speculative development facility located in Columbus, Ohio - Invested an aggregate of $27.5 million in development activities and $7.6 million in a value-add opportunity at the Orlando, Florida asset - Entered into forward interest rate swap agreements for an aggregate of $250.0 million of the term loan and an aggregate of $82.5 million of the Trust Preferred Securities Portfolio Statistics # of Properties: 118 # of States: 17 Square Footage: 58.2 million % Square Feet Class A: 88.6% Ongoing Development Projects: (1) 1 Stabilized Portfolio % Leased: 93.2% # of Leases: 132 Weighted-Average Lease Term (ABR): 5.6 years Weighted-Average Age: 9.5 years Developable Land:(2) 518 acres Footnote (1) Represents projects for facilities that have not been placed in service. (2) Includes consolidated and non-consolidated developable land.

4Table of Contents CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands, except share and per share data) September 30, 2024 December 31, 2023 Assets: Real estate, at cost $ 3,966,948 $ 3,774,239 Real estate - intangible assets 298,811 314,525 Land held for development 82,759 80,743 Investments in real estate under construction 66,961 319,355 Real estate, gross 4,415,479 4,488,862 Less: accumulated depreciation and amortization 1,000,154 904,709 Real estate, net 3,415,325 3,584,153 Assets held for sale 114,735 9,168 Right-of-use assets, net 16,097 19,342 Cash and cash equivalents 54,971 199,247 Restricted cash 232 216 Short-term investments — 130,140 Investments in non-consolidated entities 45,899 48,495 Deferred expenses, net 37,424 35,008 Investment in a sales-type lease, net (allowance for credit loss $112 in 2024 and $61 in 2023) 65,242 63,464 Rent receivable – current 1,713 5,327 Rent receivable – deferred 84,564 80,421 Other assets 17,850 17,794 Total assets $ 3,854,052 $ 4,192,775 Liabilities and Equity: Liabilities: Mortgages and notes payable, net $ 56,247 $ 60,124 Term loan payable, net 297,551 296,764 Senior notes payable, net 1,088,853 1,286,145 Trust preferred securities, net 127,868 127,794 Dividends payable 39,740 39,610 Liabilities held for sale 155 417 Operating lease liabilities 16,754 20,233 Accounts payable and other liabilities 60,009 57,981 Accrued interest payable 15,533 11,379 Deferred revenue - including below-market leases, net 7,809 9,428 Prepaid rent 17,783 17,443 Total liabilities 1,728,302 1,927,318 Commitments and contingencies Equity: Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares: 94,016 94,016 Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding 29 29 Common shares, par value $0.0001 per share; authorized 600,000,000 shares, 294,486,892 and 293,449,088 shares issued and outstanding in 2024 and 2023, respectively 3,312,336 3,330,383 Additional paid-in-capital (1,309,046) (1,201,824) Accumulated other comprehensive income 2,518 9,483 Total shareholders' equity 2,099,853 2,232,087 Noncontrolling interests 25,897 33,370 Total equity 2,125,750 2,265,457 Total liabilities and equity $ 3,854,052 $ 4,192,775

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)	Three months ending September 30, 2024	Three months ending September 30, 2023	Nine months ending September 30, 2024	Nine months ending September 30, 2023
Gross revenues:				
Rental revenue	$ 84,549	$ 83,844	$ 254,524	$ 252,326
Other revenue	1,021	1,578	3,083	5,221
Total gross revenues	**85,570**	**85,422**	**257,607**	**257,547**
Expense applicable to revenues:				
Depreciation and amortization	(48,387)	(45,570)	(144,243)	(137,304)
Property operating	(15,011)	(14,693)	(45,681)	(45,681)
General and administrative	(10,993)	(8,614)	(29,734)	(26,862)
Non-operating income	642	394	7,145	731
Interest and amortization expense	(16,037)	(10,965)	(50,624)	(32,502)
Transaction costs	—	—	(498)	(4)
Impairment charges	—	—	—	(16,490)
Change in allowance for credit loss	(42)	(2)	(51)	29
Gains on sales of properties	11,050	7,154	19,402	15,033
Gain on change in control of a subsidiary	—	—	209	—
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	6,792	13,126	13,532	14,497
Provision for income taxes	(21)	(220)	(229)	(646)
Equity in earnings (losses) of non-consolidated entities	(1,158)	(5)	(3,444)	2,585
Net income	5,613	12,901	9,859	16,436
Less net (income) loss attributable to noncontrolling interests	733	(237)	1,644	(654)
Net income attributable to LXP Industrial Trust shareholders	6,346	12,664	11,503	15,782
Dividends attributable to preferred shares – Series C	(1,573)	(1,573)	(4,718)	(4,718)
Allocation to participating securities	(84)	(52)	(252)	(186)
Net income attributable to common shareholders	$ 4,689	$ 11,039	$ 6,533	$ 10,878
Net income attributable to common shareholders - per common share basic	$ 0.02	$ 0.04	$ 0.02	$ 0.04
Weighted-average common shares outstanding – basic	291,529,849	290,291,609	291,407,853	290,187,124
Net income attributable to common shareholders - per common share diluted	$ 0.02	$ 0.04	$ 0.02	$ 0.04
Weighted-average common shares outstanding - diluted	291,600,994	291,253,005	291,502,023	291,148,809

Table of Contents

5

NON-GAAP FINANCIAL DATA

(Unaudited and in thousands, except share and per share data)	Three months ending September 30, 2024	2023	Nine months ending September 30, 2024	2023
FUNDS FROM OPERATIONS:				
Basic and Diluted:				
Net income attributable to common shareholders	$ 4,689	$ 11,039	$ 6,533	$ 10,878
Adjustments:				
Depreciation and amortization - real estate	46,834	44,596	139,979	134,484
Impairment charges - real estate	—	—	—	16,490
Noncontrolling interest - OP units	—	15	—	(63)
Amortization of leasing commissions	1,553	974	4,264	2,820
Joint venture and noncontrolling interest adjustment	1,446	1,839	4,549	6,168
Gain on sales of properties, including our share of non-consolidated entities	(11,050)	(8,164)	(19,685)	(20,818)
Gain on change in control of a subsidiary	—	—	(209)	—
FFO available to common shareholders and unitholders - basic	**43,472**	**50,299**	**135,431**	**149,959**
Preferred dividends	1,573	1,573	4,718	4,718
Amount allocated to participating securities	84	52	252	186
FFO available to common equityholders and unitholders - diluted	**45,129**	**51,924**	**140,401**	**154,863**
Allowance for credit losses	42	2	51	(29)
Transaction costs, including our share of non-consolidated entities[1]	—	—	518	4
Debt satisfaction losses, net, including our share of non-consolidated entities	—	—	3	—
Non-recurring costs [2]	1,538	—	1,538	—
Noncontrolling interest adjustments	(2)	—	(102)	1
Adjusted Company FFO available to all equityholders and unitholders - diluted	**$ 46,707**	**$ 51,926**	**$ 142,409**	**$ 154,839**
Per Common Share and Unit Amounts:				
Basic:				
FFO	$ 0.15	$ 0.17	$ 0.46	$ 0.52
Diluted:				
FFO	$ 0.15	$ 0.18	$ 0.47	$ 0.52
Adjusted Company FFO	$ 0.16	$ 0.18	$ 0.48	$ 0.52
Weighted-Average Common Shares:				
Basic:				
Weighted-average common shares outstanding - basic EPS	291,529,849	290,291,609	291,407,853	290,187,124
Operating partnership units [3]	—	825,342	—	828,653
Weighted-average common shares outstanding - basic FFO	**291,529,849**	**291,116,951**	**291,407,853**	**291,015,777**
Diluted:				
Weighted-average common shares outstanding - diluted EPS	291,600,994	291,253,005	291,502,023	291,148,809
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	**296,311,564**	**295,963,575**	**296,212,593**	**295,859,379**

(1) Transaction costs including costs associated with terminated investments, such as non-refundable deposits and legal costs.

(2) Includes non-recurring expenses for severance expense.

(3) Includes OP units other than OP units that were held by LXP.

Table of Contents

6

7Table of Contents NON-GAAP FINANCIAL DATA (CONTINUED) (Unaudited and in thousands) Three months ending September 30, Nine months ending September 30, 2024 2023 2024 2023 Adjusted Company FFO available to all equityholders and unitholders - diluted $ 46,707 $ 51,926 $ 142,409 $ 154,839 FUNDS AVAILABLE FOR DISTRIBUTION Adjustments: Straight-line adjustments (1,656) (2,213) (6,032) (7,938) Lease incentives 430 109 898 314 Amortization of above/below market leases (694) (449) (1,600) (1,347) Sales-type lease non-cash income (626) (558) (1,828) (1,625) Non-cash interest 1,108 820 3,415 2,459 Non-cash charges, net 2,599 2,243 7,449 6,739 Capitalized interest and internal costs (756) (3,255) (3,817) (9,160) Second generation tenant improvements (786) (1,171) (1,245) (1,637) Second generation lease costs (2,102) (170) (11,356) (1,733) Joint venture and noncontrolling interests adjustment (86) (204) (199) (671) Company Funds Available for Distribution $ 44,138 $ 47,078 $ 128,094 $ 140,240

8Table of Contents NON-GAAP FINANCIAL DATA (CONTINUED) ($000) Net Operating Income ("NOI"): Three months ending September 30, Nine months ending September 30, 2024 2023 2024 2023 Net income $ 5,613 $ 12,901 $ 9,859 $ 16,436 Interest and amortization expense 16,037 10,965 50,624 32,502 Provision for income taxes 21 220 229 646 Depreciation and amortization 48,387 45,570 144,243 137,304 General and administrative 10,993 8,614 29,734 26,866 Transaction costs — — 498 4 Non-operating/fee income (1,663) (1,514) (10,228) (4,559) Gains on sales of properties (11,050) (7,154) (19,402) (15,033) Impairment charges — — — 16,490 Gain on change in control of a subsidiary — — (209) — Equity in (earnings) losses of non-consolidated entities 1,158 5 3,444 (2,585) Straight-line adjustments (1,656) (2,213) (6,032) (7,938) Lease incentives 430 109 898 314 Amortization of above/below market leases (694) (449) (1,600) (1,347) Sales-type lease adjustments (584) (556) (1,777) (1,654) NOI 66,992 66,498 200,281 197,446 Less NOI: Acquisitions, expansions, development and dispositions (2,574) (5,405) (11,704) (17,818) Same-Store NOI $ 64,418 $ 61,093 $ 188,577 $ 179,628

9Table of Contents NON-GAAP FINANCIAL DATA (CONTINUED) ($000) Adjusted EBITDA: 9/30/2024 6/30/2024 3/31/2024 12/31/2023 Trailing 12 Months Net income attributable to LXP Industrial Trust shareholders $ 6,346 $ 5,426 $ (269) $ 14,601 $ 26,104 Interest and amortization expense 16,037 17,603 16,984 13,887 64,511 Provision for income taxes 21 83 125 57 286 Depreciation and amortization 48,387 48,347 47,509 46,220 190,463 Straight-line adjustments (1,656) (1,674) (2,702) (1,750) (7,782) Sales-type lease non-cash income (626) (610) (592) (574) (2,402) Lease incentives 430 330 138 125 1,023 Amortization of above/below market leases (694) (457) (449) (449) (2,049) Gains on sales of properties (11,050) (8,352) — (17,977) (37,379) Gain on change in control of a subsidiary — (209) — — (209) Transaction costs — 498 — — 498 Debt satisfaction losses, net — — — 132 132 Non-recurring costs 1,538 — — — 1,538 Sales-type lease adjustments 42 14 (5) (3) 48 Non-cash charges, net 2,599 2,399 2,451 2,195 9,644 Pro-rata share adjustments: Non-consolidated entities adjustment 3,530 3,470 3,709 3,794 14,503 Noncontrolling interests adjustment (398) (446) (245) 4,506 3,417 Adjusted EBITDA $ 64,506 $ 66,422 $ 66,654 $ 64,764 $ 262,346

10Table of Contents SELECT CREDIT METRICS SUMMARY (1) 12/31/2021 12/31/2022 12/31/2023 9/30/2024 Adjusted Company FFO Payout Ratio 56.7% 72.4% 72.1% 81.3 % Unencumbered Assets $4.2 billion $4.5 billion $4.5 billion $4.5 billion Unencumbered NOI 92.6% 93.4% 96.3% 96.4% (Debt + Preferred) / Gross Assets 33.4% 32.1% 36.6% 34.0 % Debt / Gross Assets 31.4% 30.1% 34.7% 32.1 % Secured Debt / Gross Assets 1.7% 1.5% 1.2% 1.1 % Unsecured Debt / Unencumbered Assets 33.5% 31.3% 38.4% 33.6 % Net Debt / Adjusted EBITDA (2) 5.5x 6.4x 6.0x 6.1x (Net Debt + Preferred) / Adjusted EBITDA (2) 5.8x 6.9x 6.4x 6.5x Credit Facility Availability (3) $600.0 million $600.0 million $600.0 million $600.0 million Footnotes: (1) LXP believes these credit metrics provide investors with additional information to evaluate its liquidity and performance. (2) Includes prorata share of non-consolidated assets. Adjusted EBITDA is for the last 12 months. (3) Subject to covenant compliance.

11Table of Contents OTHER FINANCIAL DATA 9/30/2024 ($000) Future Rent Estimates for Current Leases Year Base Rent (1) Cash Base Rent (1) Difference 2024 - remaining $ 71,544 $ 69,298 $ (2,246) 2025 279,244 276,026 (3,218) Balance Sheet Other assets $ 17,850 The components of other assets are: Deposits $ 1,239 Equipment 155 Prepaids 3,860 Interest receivable 106 Other receivables 395 Deferred lease incentives 9,372 Derivative asset 2,569 Deferred asset 154 Accounts payable and other liabilities $ 60,009 The components of other liabilities are: Accounts payable and accrued expenses $ 32,431 Development, CIP and other accruals 21,397 Taxes 311 Deferred lease costs 1,557 Deposits 3,881 Transaction costs 432 Footnotes: (1) Amounts assume (i) lease terms for non-cancellable periods only, (ii) no new or renegotiated leases are entered into after 9/30/2024, and (iii) no properties are sold or acquired after 9/30/2024.

QUARTERLY INVESTMENTS / CAPITAL RECYCLING SUMMARY

9/30/2024

PLACED IN SERVICE DEVELOPMENT:

	Market (% Owned)	% Owned	Square Feet	Initial Cost Basis ($000)[1]	Month Placed in Service	Primary Lease Expiration	Percent Leased
1	Central Florida [2]	100%	80,983	$ 12,401	July	N/A	—%
2	Columbus, OH	100%	250,020	23,879	August	10/2029	100%
2	TOTAL PROPERTY INVESTMENTS		331,003	$ 36,280			

VALUE-ADD INVESTMENT:

During the third quarter of 2024, the Company invested in a value-add opportunity by acquiring the fee interest in the land underlying our Orlando, Florida facility and an additional land parcel with a 145,974 square foot tenant-constructed expansion for $7.6 million.

CAPITAL RECYCLING:

	Location		Gross Disposition ($000)	Annualized Net Income ($000)[3]	Annualized NOI ($000)[3]	Month of Disposition	Percent Leased	Gross Disposition Price PSF
1	Glenwillow	OH	$ 28,600	$ 2,048	$ 2,155	July	100%	$62.45

Footnotes:

(1) Initial cost basis excludes certain costs, such as incomplete tenant improvement costs, leasing costs and developer incentive fees or partner promotes, if any.

(2) During the third quarter of 2024, the remaining portion of this facility, representing 58% of the facility, was placed in service vacant one year after the completion of base building construction. During the fourth quarter of 2023, a 57,690 square foot portion of the facility, representing 42% of the facility, was occupied by a tenant and placed into service.

(3) Quarterly period prior to sale, annualized.

Table of Contents

12

DEVELOPMENT SUMMARY

9/30/2024

ONGOING DEVELOPMENT NOT IN SERVICE:

Project (% Owned)	# of Buildings	Market	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 9/30/2024 ($000) [1]	LXP Amount Funded as of 9/30/2024 ($000)	Estimated Base Building Completion Date	% Leased as of 9/30/2024	Estimated Placed in Service Date
Consolidated									
Build-to-Suit Development Projects Leased									
Piedmont (100%) [2]	1	Greenville/Spartanburg, SC	625,238	$ 74,400	$ 59,878	$ 54,526	4Q 2024	100%	1Q 2025
Land Infrastructure Improvements									
Reems & Olive (95.5%)	N/A	Phoenix, AZ	N/A	$ 10,120	$ 7,083	$ 5,807	N/A	N/A	N/A
Total Consolidated Development Projects			**625,238**	**$ 84,520**	**$ 66,961**	**$ 60,333**			

DEVELOPMENT PLACED IN SERVICE:

	Project (% Owned)	Placed in Service	Market	Sq. Ft.
Available for Lease [3]				
1	South Shore Building B (100%) [4]	3Q 2024	Central Florida	80,983
2	Smith Farms Building 3 (90%)	2Q 2024	Greenville/Spartanburg, SC	1,091,888
3	South Shore Building A (100%)	2Q 2024	Central Florida	132,212
4	Ocala (80%)	1Q 2024	Central Florida	1,085,280
5	Mt. Comfort (80%)	1Q 2024	Indianapolis, IN	1,053,360
5	**Subtotal**			**3,443,723**
First Generation Leased				
1	Etna Building D (100%)	3Q 2024	Columbus, OH	250,020
2	Cotton 303 Building 2 (100%)	1Q 2024	Phoenix, AZ	488,400
3	The Cubes at Etna East (100%)	4Q 2023	Columbus, OH	1,074,840
4	Smith Farms Building 2 (90%)	4Q 2023	Greenville/Spartanburg, SC	304,884
—	South Shore Building B (100%) [4]	4Q 2023	Central Florida	57,690
5	Cotton 303 Building 1 (100%)	1Q 2023	Phoenix, AZ	392,278
6	Smith Farms Building 1 (90%)	4Q 2022	Greenville/Spartanburg, SC	797,936
7	Fairburn (100%)	4Q 2021	Atlanta, GA	907,675
8	KeHE Distributors (100%)	4Q 2021	Phoenix, AZ	468,182
9	Rickenbacker (100%)	1Q 2021	Columbus, OH	320,190
9	**Subtotal**			**5,062,095**
14	**Total Development Placed In Service**			**8,505,818**

Footnotes:

(1) Excludes leasing costs, incomplete costs, and developer incentive fees or partner promotes, if any.

(2) During the nine months ended September 30, 2024, LXP acquired a 59.1-acre land parcel for a purchase price of $3.4 million and commenced construction of a build-to-suit facility subject to a 12-year lease, which is estimated to commence January 2025.

(3) The facility was placed in service vacant one year after the completion of base building construction.

(4) During the third quarter of 2024, the remaining portion of the facility, representing 58% of the facility, was placed in service vacant one year after the completion of base building construction. During the fourth quarter of 2023, a 57,690 square foot portion of the facility, representing 42% of the facility was occupied by a tenant and placed into service.

Table of Contents

13

14Table of Contents DEVELOPMENT SUMMARY (CONTINUED) 9/30/2024 LAND HELD FOR INDUSTRIAL DEVELOPMENT: GAAP LXP Investment Balance Amount Funded Project Approximate 9/30/2024 9/30/2024 (% owned) Market Acres ($000) ($000)(1) Consolidated 1 Reems & Olive (95.5%) (2) Phoenix, AZ 315 $ 75,278 $ 74,149 2 Mt. Comfort Phase II (80%) Indianapolis, IN 116 5,749 4,307 3 ATL Fairburn (100%) Atlanta, GA 14 1,732 1,757 3 Total Consolidated Land Projects 445 $ 82,759 $ 80,213 GAAP LXP Investment Balance Amount Funded Project Approximate 9/30/2024 9/30/2024 (% owned) Market Acres ($000) ($000)(1) Non - Consolidated 1 Etna Park 70 (90%) Columbus, OH 52 $ 9,797 $ 11,448 2 Etna Park 70 East (90%) Columbus, OH 21 2,306 2,860 2 Total Non-Consolidated Land Projects 73 $ 12,103 $ 14,308 Footnotes: (1) Excludes noncontrolling interests’ share. (2) The cost of infrastructure improvements to prepare for vertical development are included in the development table on page 13.

15Table of Contents CAPITAL EXPENDITURES AND LEASING COSTS (1) 9/30/2024 ($000) Nine months ending September 30, 2024 2023 First Generation Costs Tenant Improvements $ 234 $ 3,065 Leasing Costs — 300 Base Building 881 943 Total First Generation Costs $ 1,115 $ 4,308 Second Generation Costs Tenant Improvements $ 1,245 $ 1,637 Leasing Costs 11,356 1,733 Building Improvements 8,773 6,030 Total Second Generation Costs $ 21,374 $ 9,400 Total Capital Expenditures and Leasing Costs $ 22,489 $ 13,708 Footnotes: (1) Consolidated costs on a cash basis. Amounts exclude development projects, capitalized interest and internal costs, if any. Leasing cost includes payments for lease incentives, if any.

16Table of Contents SAME-STORE DATA 9/30/2024 ($000) Same-Store NOI Three months ending September 30, QUARTER 2024 2023 Total Cash Base Rent $ 64,744 $ 61,429 Tenant Reimbursement 13,224 13,019 Property Operating Expenses (13,550) (13,355) Same-Store NOI $ 64,418 $ 61,093 Change in Same-Store NOI 5.4% Nine months ending September 30, YEAR TO DATE 2024 2023 Total Cash Base Rent $ 190,138 $ 181,154 Tenant Reimbursement 39,839 39,101 Property Operating Expenses (41,400) (40,627) Same-Store NOI $ 188,577 $ 179,628 Change in Same-Store NOI 5.0% Same-Store Statistics As of 9/30/2024 As of 9/30/2023 Same-Store # of Properties - QTR 107 107 Same-Store # of Properties - YTD 106 106 Same-Store Percent Leased(1) 99.2% 99.2% Footnotes: (1) At 9/30/2024.

PORTFOLIO INFORMATION

9/30/2024

Markets [1]	ABR % as of 9/30/2024
Phoenix, AZ	13.0%
Greenville/Spartanburg, SC	9.4%
Atlanta, GA	8.9%
Memphis, TN	7.8%
Houston, TX	5.7%
Dallas/Ft. Worth, TX	5.3%
Cincinnati/Dayton, OH	5.3%
Indianapolis, IN	5.2%
Columbus, OH	5.1%
Central Florida	4.1%
Nashville, TN	3.6%
Chicago, IL	3.2%
Savannah, GA	2.5%
Jackson, MS	2.4%
St. Louis, MO	2.1%
DC/Baltimore, MD	2.1%
Charlotte, NC	2.1%
New York/New Jersey	2.0%
Champaign-Urbana, IL	1.5%
Richmond, VA	1.5%
Total Portfolio Concentration [2]	**92.9%**

Footnotes:
1. (1) Based on CoStar.com inventory data.
2. (2) Total shown may differ from detailed amounts due to rounding.
3. (3) Based on CoStar.com portfolio data.
4. (4) Percent of ABR. Credit ratings based upon either tenant, guarantor, or parent/ultimate parent.
5. (5) Percentage is for Stabilized Portfolio.
6. (6) Weighting based on square footage, excluding land parcels.
7. (7) Excludes land assets and all vacant square footage.
8. (8) Weighting based on ABR.
9. (9) Percent with Fixed Escalations based on ABR. Average Annual Rent Escalation based on next rent step up percentages. Excludes escalating leases after last escalation.
10. (10) Based on internal and external sources.
11. (11) Percent of ABR based upon CoStar.com inventory data.

Industries	ABR % as of 9/30/2024
Consumer Products	24.3%
Transportation/Logistics	19.9%
E-Commerce	13.8%
Automotive	11.4%
Construction/Materials	10.5%
Food	8.3%
Apparel	3.9%
Specialty	2.6%
Technology	2.0%
Retail Department	2.0%
Other	1.3%
Total Portfolio Concentration [2]	**100.0%**

Additional Information	
# of Properties	118
Square Feet	58,178,796
% Square Feet Class A [3]	88.6%
% Investment Grade [4]	46.9%
% Leased [5]	93.2%
% Leased Excluding First Generation Vacancy	99.3%
Weighted-Average Age (Years) [6]	9.5
Weighted-Average ABR per SF [7]	$4.85
Weighted-Average Lease Term (Years) [8]	5.6
% with Fixed Escalation [9]	98.5%
Average Annual Rent Escalation [9]	2.7%
Average Building Size (SF)	501,541
Average Clear Height (Feet) [10]	33.3
% Top 25 Markets [11]	77.7%
% Top 50 Markets [11]	92.3%
Mortgage Debt ($000)	$56,876

Table of Contents

17

18Table of Contents TOP 15 TENANTS 9/30/2024 Tenants (1) Lease Expirations Number of Leases Sq. Ft. Leased Sq. Ft. Leased as of Percent of Consolidated Portfolio (2)(3) ABR as of 9/30/2024 ($000) ABR % as of 9/30/2024 ($000) (2) Amazon 2026-2033 6 3,864,731 7.1% $ 18,864 6.8 % Nissan 2027 2 2,971,000 5.5% 13,258 4.8 % Kellanova 2027-2029 3 2,801,916 5.2% 9,785 3.5 % Black and Decker 2029 & 2033 2 2,289,366 4.2% 9,694 3.5 % Wal-Mart 2027-2031 3 2,351,917 4.3% 9,003 3.3 % GXO Logistics 2024-2028 3 1,697,475 3.1% 7,704 2.8 % Watco 2038 1 132,449 0.2% 6,573 2.4 % Fedex 2028 2 292,021 0.5% 6,282 2.3 % Olam 2029 & 2037 2 1,196,614 2.2% 6,045 2.2 % Owens Corning 2025-2027 3 863,242 1.6% 5,975 2.2 % Mars Wrigley 2028 1 604,852 1.1% 5,552 2.0 % Undisclosed (4) 2034 1 1,318,680 2.4% 5,434 2.0 % Aligned Data Centers (5) 2042 1 — — % 5,191 1.9 % Georgia-Pacific 2028 & 2031 2 1,283,102 2.4% 5,113 1.8 % FIGS, Inc. 2031 1 488,400 0.9% 4,689 1.7% 33 22,155,765 40.9% $ 119,162 43.1 % Footnotes: (1) Tenant, guarantor or parent. (2) Total shown may differ from detailed amounts due to rounding. (3) Excludes vacant square feet. (4) Lease restricts certain disclosures. (5) Industrial development leased land.

QUARTERLY LEASING SUMMARY [1]

9/30/2024

	Location		Lease Expiration Date	Sq. Ft.	New Base Rent Per Annum ($000)	New Cash Base Rent Per Annum ($000)
	NEW LEASE- FIRST GENERATION [2]					
1	Etna	OH	10/2029	250,020	$ 2,030	$ 1,958
1	**TOTAL NEW LEASES - FIRST GENERATION**			**250,020**	**$ 2,030**	**$ 1,958**

	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New Base Rent Per Annum ($000)	Prior Base Rent Per Annum ($000) [3]	New Cash Base Rent Per Annum ($000)	Prior Cash Base Rent Per Annum ($000) [2]
	NEW LEASE- SECOND GENERATION								
1	Antioch	TN [3]		10/2029	67,200	$ 602	$ 394	$ 581	$ 405
1	**TOTAL NEW LEASES - SECOND GENERATION**				**67,200**	**$ 602**	**$ 394**	**$ 581**	**$ 405**
	LEASE EXTENSIONS - SECOND GENERATION								
1	Winchester	VA	11/2024	09/2034	324,535	$ 2,363	$ 1,716	$ 2,061	$ 1,799
2	Whitestown	IN	12/2024	01/2028	95,832	601	469	623	462
2	**TOTAL EXTENDED LEASES - SECOND GENERATION**				**420,367**	**$ 2,964**	**$ 2,185**	**$ 2,684**	**$ 2,261**
3	**TOTAL NEW AND EXTENDED LEASES - SECOND GENERATION**				**487,567**	**$ 3,566**	**$ 2,579**	**$ 3,265**	**$ 2,666**

	Location		Prior Lease Expiration Date	Sq. Ft.	Annualized Base Rent at Vacancy ($000)	Annualized Cash Rent at Vacancy ($000)
	NEW VACANCY					
1	Duncan	SC	07/2024	75,320	$ 380	$ 380
1	**TOTAL NEW VACANCY**			**75,320**	**$ 380**	**$ 380**

Footnotes:
(1) Excludes short-term leases.
(2) Assumes 12 months rent from the lease commencement/extension, excluding free rent periods as applicable.
(3) Rent from prior tenant for square feet leased.

Table of Contents

19

20Table of Contents LEASE ROLLOVER SCHEDULE 9/30/2024 ($000) Year Number of Leases Expiring ABR as of 9/30/2024 Percent of ABR as of 9/30/2024 Percent of ABR as of 9/30/2023 2024 - remaining 2 $ 945 0.3% 2.3% 2025 12 13,328 4.8% 7.2% 2026 23 31,894 11.5% 12.5% 2027 16 37,831 13.7% 14.2% 2028 10 24,407 8.8% 7.1% 2029 24 47,052 17.0% 11.1% 2030 10 29,681 10.7% 11.4% 2031 13 27,945 10.1% 8.8% 2032 3 5,448 2.0% 2.1% 2033 3 12,618 4.6% 2.8 % Thereafter 16 45,602 16.5% 15.0 % Total (1) 132 $ 276,751 100.0 % Footnotes: (1) Total shown may differ from detailed amounts due to rounding. 3Q 2024 3Q 2023 2024 - Remaining 2025 2026 2027 2028 2029 2030 2031 2032 2033 Thereafter $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 $45,000 $50,000

PROPERTY LEASES & VACANCIES - 9/30/2024

Year of Lease Expiration	Date of Lease Expiration	CoStar Market [(1)]	Property Location	City	State	Note	Sq. Ft. Leased or Available [(2)]	Annualized Base Rent as of 9/30/2024 ($000)	Annualized Cash Base Rent ("ABR") as of 9/30/2024 ($000)
SINGLE TENANT									
	WAREHOUSE/DISTRIBUTION								
2024	10/31/2024	Dallas/Ft. Worth, TX	2115 East Belt Line Rd.	Carrollton	TX	--	58,202	230	270
	12/31/2024	Chicago, IL	749 Southrock Dr.	Rockford	IL	--	150,000	638	675
2025	3/31/2025	Atlanta, GA	95 International Pkwy.	Adairsville	GA	--	124,251	653	698
	4/30/2025	Houston, TX	10565 Red Bluff Rd.	Pasadena	TX	--	248,240	1,237	1,290
	5/31/2025	Central Florida	2455/2467 Premier Row	Orlando	FL	15	350,990	1,667	1,667
	6/30/2025	Savannah, GA	1319 Dean Forest Rd.	Savannah	GA	--	355,527	1,818	1,928
	7/31/2025	Indianapolis, IN	5352 Performance Way	Whitestown	IN	--	380,000	1,278	1,368
	8/31/2025	Indianapolis, IN	4900 Albert S White Dr.	Whitestown	IN	--	85,232	436	456
		Savannah, GA	1315 Dean Forest Rd.	Savannah	GA	--	88,503	525	573
	9/30/2025	Greenville/Spartanburg, SC	7870 Reidville Rd.	Greer	SC	--	396,073	1,666	1,723
		Atlanta, GA	95 International Pkwy.	Adairsville	GA	--	100,960	546	546
		Nashville, TN	6050 Dana Way	Antioch	TN	--	117,600	410	446
	12/31/2025	Phoenix, AZ	4445 N. 169th Ave.	Goodyear	AZ	--	160,140	1,007	1,028
		Minneapolis/St Paul, MN	1700 47th Ave. North	Minneapolis	MN	--	18,620	605	605
2026	1/31/2026	Greenville/Spartanburg, SC	231 Apple Valley Rd.	Duncan	SC	--	120,680	598	650
	2/28/2026	Central Florida	3102 Queen Palm Dr.	Tampa	FL	--	229,605	1,693	1,806
	3/31/2026	Lewisburg, TN	633 Garrett Pkwy.	Lewisburg	TN	--	310,000	1,287	1,446
	4/30/2026	Phoenix, AZ	16811 W. Commerce Dr.	Goodyear	AZ	--	540,349	2,444	2,458
	6/30/2026	Greenville/Spartanburg, SC	425 Apple Valley Rd.	Duncan	SC	--	163,680	752	790
		Cincinnati/Dayton, OH	575-599 Gateway Blvd.	Monroe	OH	--	194,936	1,113	1,105
		Columbus, OH	351 Chamber Dr.	Chillicothe	OH	--	136,495	629	629
	7/31/2026	Memphis, TN	6495 Polk Ln.	Olive Branch	MS	--	118,211	638	632
		Columbus, OH	1860 Walcutt Rd.	Columbus	OH	--	97,934	501	508
		Savannah, GA	1004 Trade Center Pkwy.	Savannah	GA	--	270,252	1,433	1,486
	8/31/2026	Savannah, GA	1004 Trade Center Pkwy.	Savannah	GA	--	149,415	821	866
	9/30/2026	Greenville/Spartanburg, SC	425 Apple Valley Rd.	Duncan	SC	--	163,680	669	722

Table of Contents

21

PROPERTY LEASES & VACANCIES - 9/30/2024

Year of Lease Expiration	Date of Lease Expiration	CoStar Market [(1)]	Property Location	City	State	Note	Sq. Ft. Leased or Available [(2)]	Annualized Base Rent as of 9/30/2024 ($000)	Annualized Cash Base Rent ("ABR") as of 9/30/2024 ($000)
	WAREHOUSE/DISTRIBUTION								
2026	9/30/2026	St. Louis, MO	3931 Lakeview Corporate Dr.	Edwardsville	IL	--	769,500	2,696	2,817
		Phoenix, AZ	9494 W. Buckeye Rd.	Tolleson	AZ	--	186,336	1,109	1,135
		Dallas/Ft. Worth, TX	3737 Duncanville Rd.	Dallas	TX	--	510,400	2,365	2,526
	10/31/2026	Greenville/Spartanburg, SC	235 Apple Valley Rd.	Duncan	SC	--	177,320	962	991
		Charlotte, NC	2203 Sherrill Dr.	Statesville	NC	--	639,800	2,796	2,936
		Cleveland, OH	10345 Philipp Pkwy.	Streetsboro	OH	--	649,250	2,883	2,958
	11/30/2026	Erwin, NY	736 Addison Rd.	Erwin	NY	--	408,000	1,584	1,592
	12/31/2026	Houston, TX	4600 Underwood Rd.	Deer Park	TX	--	402,648	1,507	1,816
		Indianapolis, IN	180 Bob Glidden Blvd.	Whiteland	IN	--	179,530	787	820
		Indianapolis, IN	76 Bob Glidden Blvd.	Whiteland	IN	--	168,480	787	789
2027	1/31/2027	Kansas City, MO	27200 West 157th St.	New Century	KS	--	446,500	1,240	1,205
	2/28/2027	Central Florida	5275 Drane Field Rd.	Lakeland	FL	--	68,420	388	414
		Jackson, MS	554 Nissan Pkwy.	Canton	MS	--	1,466,000	6,200	6,519
	3/31/2027	Greenville/Spartanburg, SC	417 Apple Valley Rd.	Duncan	SC	--	195,000	1,052	1,081
	4/30/2027	Nashville, TN	200 Sam Griffin Rd.	Smyrna	TN	--	1,505,000	6,560	6,739
		San Antonio, TX	16407 Applewhite Rd.	San Antonio	TX	--	849,275	2,994	3,136
	7/31/2027	Savannah, GA	335 Morgan Lakes Industrial Blvd.	Pooler	GA	--	499,500	2,080	2,173
	8/31/2027	Atlanta, GA	41 Busch Dr.	Cartersville	GA	--	119,295	786	785
		Cincinnati/Dayton, OH	600 Gateway Blvd.	Monroe	OH	--	994,013	3,945	3,597
		Columbus, OH	200 Arrowhead Dr.	Hebron	OH	--	400,522	1,449	1,508
	9/30/2027	Memphis, TN	1550 Hwy 302	Byhalia	MS	--	615,600	2,439	2,588
	10/31/2027	Central Florida	5275 Drane Field Rd.	Lakeland	FL	--	36,274	266	264
		Jackson, TN	201 James Lawrence Rd.	Jackson	TN	--	1,062,055	3,944	4,032
	12/31/2027	Phoenix, AZ	1515 South 91st Ave.	Phoenix	AZ	--	334,222	2,844	2,844
		Chicago, IL	3686 South Central Ave.	Rockford	IL	--	93,000	500	419
2028	1/31/2028	Indianapolis, IN	4600 Albert S White Dr.	Whitestown	IN	--	95,832	624	467
		Atlanta, GA	490 Westridge Pkwy.	McDonough	GA	--	1,121,120	3,737	3,918
		Atlanta, GA	7875 White Rd. SW	Austell	GA	--	604,852	4,801	5,552

Table of Contents

22

PROPERTY LEASES & VACANCIES - 9/30/2024

Year of Lease Expiration	Date of Lease Expiration	CoStar Market [1]	Property Location	City	State	Note	Sq. Ft. Leased or Available [2]	Annualized Base Rent as of 9/30/2024 ($000)	Annualized Cash Base Rent ("ABR") as of 9/30/2024 ($000)
	WAREHOUSE/DISTRIBUTION								
2028	3/31/2028	Central Florida	3775 Fancy Farms Rd.	Plant City	FL	--	330,176	1,955	1,931
		New York/New Jersey	29-01 Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	--	140,330	5,135	5,512
	5/31/2028	Memphis, TN	6495 Polk Ln.	Olive Branch	MS	--	151,691	759	770
		Nashville, TN	6050 Dana Way	Antioch	TN	--	126,215	476	478
	8/31/2028	Houston, TX	4100 Malone Dr.	Pasadena	TX	--	233,190	1,359	1,363
		Indianapolis, IN	4900 Albert S White Dr.	Whitestown	IN	--	63,840	309	323
	10/31/2028	Atlanta, GA	1625 Oakley Industrial Blvd.	Fairburn	GA	--	907,675	4,223	4,093
2029	1/31/2029	Greenville/Spartanburg, SC	70 Tyger River Dr.	Duncan	SC	--	408,000	2,527	2,407
		Indianapolis, IN	1285 W. State Road 32	Lebanon	IN	--	741,880	2,662	2,634
	2/28/2029	Greenville/Spartanburg, SC	140 Smith Farms Pkwy.	Greer	SC	3	304,884	1,757	1,799
	3/31/2029	Indianapolis, IN	4600 Albert S White Dr.	Whitestown	IN	--	53,240	373	351
	4/30/2029	Greenville/Spartanburg, SC	230 Apple Valley Rd.	Duncan	SC	--	275,400	1,420	1,402
		Houston, TX	10535 Red Bluff Rd.	Pasadena	TX	--	257,835	1,741	1,795
		Nashville, TN	6050 Dana Way	Antioch	TN	--	11,238	165	165
	5/31/2029	Atlanta, GA	7225 Goodson Rd.	Union City	GA	--	370,000	2,577	2,479
	6/30/2029	Memphis, TN	11624 S. Distribution Cv.	Olive Branch	MS	--	1,170,218	4,101	4,048
	7/31/2029	Greenville/Spartanburg, SC	5795 North Blackstock Rd.	Spartanburg	SC	--	341,660	1,705	1,705
		Memphis, TN	8500 Nail Rd.	Olive Branch	MS	--	716,080	2,751	2,829
	8/31/2029	Dallas/Ft. Worth, TX	8601 E. Sam Lee Ln.	Northlake	TX	--	1,214,526	4,278	4,299
	9/30/2029	Indianapolis, IN	1627 Veterans Memorial Pkwy. E.	Lafayette	IN	--	309,400	1,427	1,241
		Memphis, TN	3820 Micro Dr.	Millington	TN	--	701,819	2,706	2,065
		Memphis, TN	11555 Silo Dr.	Olive Branch	MS	--	927,742	2,661	3,943
		Chicago, IL	6225 E. Minooka Rd.	Minooka	IL	16, 17	1,034,200	2,931	2,892
	10/14/2029	Columbus, OH	10300 Schuster Way	Etna	OH	--	250,020	2,030	1,958
	10/31/2029	Houston, TX	9701 New Decade Dr.	Pasadena	TX	--	102,863	766	741
		Nashville, TN	6050 Dana Way	Antioch	TN	--	67,200	602	578
	11/21/2029	Columbus, OH	1860 Walcutt Rd.	Columbus	OH	--	194,796	983	968
	11/30/2029	Chicago, IL	1460 Cargo Court	Minooka	IL	16, 17	705,661	2,857	2,861

Table of Contents

23

PROPERTY LEASES & VACANCIES - 9/30/2024

Year of Lease Expiration	Date of Lease Expiration	CoStar Market [1]	Property Location	City	State	Note	Sq. Ft. Leased or Available [2]	Annualized Base Rent as of 9/30/2024 ($000)	Annualized Cash Base Rent ("ABR") as of 9/30/2024 ($000)
	WAREHOUSE/DISTRIBUTION								
2029	12/31/2029	Greenville/Spartanburg, SC	402 Apple Valley Rd.	Duncan	SC	--	235,600	1,263	1,213
		Chicago, IL	200 International Pkwy. S.	Minooka	IL	16, 17	473,280	2,138	2,105
2030	1/31/2030	Dallas/Ft. Worth, TX	3201 N. Houston School Rd.	Lancaster	TX	--	468,300	1,669	1,667
	3/31/2030	Memphis, TN	549 Wingo Rd.	Byhalia	MS	--	855,878	4,388	4,634
	5/31/2030	St. Louis, MO	4015 Lakeview Corporate Dr.	Edwardsville	IL	--	1,017,780	3,460	3,130
	6/30/2030	Richmond, VA	2601 Bermuda Hundred Rd.	Chester	VA	4	1,034,470	4,075	4,132
		Cincinnati/Dayton, OH	700 Gateway Blvd.	Monroe	OH	--	1,299,492	5,515	5,495
		Dallas/Ft. Worth, TX	1704 S. I-45	Hutchins	TX	--	120,960	617	614
	8/31/2030	Central Florida	3400 NW 35th Street Rd.	Ocala	FL	--	617,055	3,014	2,972
	9/30/2030	Phoenix, AZ	255 143rd Ave.	Goodyear	AZ	--	801,424	4,193	4,177
	10/31/2030	Atlanta, GA	493 Westridge Pkwy.	McDonough	GA	--	676,000	3,819	3,515
2031	1/31/2031	Phoenix, AZ	3815 N Cotton Ln.	Goodyear	AZ	--	488,400	5,266	4,689
	2/28/2031	Greenville/Spartanburg, SC	1021 Tyger Lake Rd.	Spartanburg	SC	--	213,200	1,043	1,027
	3/31/2031	Cleveland, TN	1520 Lauderdale Memorial Hwy.	Cleveland	TN	--	851,370	3,626	3,491
		Indianapolis, IN	19 Bob Glidden Blvd.	Whiteland	IN	--	530,400	2,190	2,124
	5/31/2031	DC/Baltimore, MD	291 Parkside Dr.	Winchester	VA	--	344,700	1,726	1,708
	6/30/2031	Nashville, TN	6050 Dana Way	Antioch	TN	--	352,275	1,543	1,506
	7/31/2031	Atlanta, GA	51 Busch Dr.	Cartersville	GA	--	328,000	1,646	1,555
	9/30/2031	Atlanta, GA	41 Busch Dr.	Cartersville	GA	--	276,705	1,590	1,559
	11/30/2031	Indianapolis, IN	5424 Albert S. White Dr.	Whitestown	IN	--	1,016,244	3,909	3,701
	12/18/2031	DC/Baltimore, MD	80 Tyson Dr.	Winchester	VA	--	400,400	2,368	2,336
	12/31/2031	Phoenix, AZ	1515 South 91st Ave.	Phoenix	AZ	--	161,982	1,274	1,195
		Cincinnati/Dayton, OH	200 Richard Knock Way	Walton	KY	--	232,500	1,271	1,195
		Columbus, OH	351 Chamber Dr.	Chillicothe	OH	--	352,655	1,965	1,859
2032	2/28/2032	Cincinnati/Dayton, OH	675 Gateway Blvd.	Monroe	OH	--	143,664	938	916
	4/30/2032	Houston, TX	13930 Pike Rd.	Missouri City	TX	--	—	2,123	2,217
		Cincinnati/Dayton, OH	300 Richard Knock Way	Walton	KY	--	544,320	2,411	2,315
2033	3/31/2033	Phoenix, AZ	3405 S. McQueen Rd.	Chandler	AZ	--	201,784	4,498	4,251

Table of Contents

24

PROPERTY LEASES & VACANCIES - 9/30/2024

Year of Lease Expiration	Date of Lease Expiration	CoStar Market [1]	Property Location	City	State	Note	Sq. Ft. Leased or Available [2]	Annualized Base Rent as of 9/30/2024 ($000)	Annualized Cash Base Rent ("ABR") as of 9/30/2024 ($000)
	WAREHOUSE/DISTRIBUTION								
2033	8/31/2033	Phoenix, AZ	3595 N Cotton Ln.	Goodyear	AZ	--	392,278	3,264	2,972
	10/31/2033	Columbus, OH	9800 Schuster Way	Etna	OH	--	1,074,840	6,130	5,395
2034	2/28/2034	Columbus, OH	191 Arrowhead Dr.	Hebron	OH	--	250,410	1,591	1,334
	9/30/2034	DC/Baltimore, MD	150 Mercury Way	Winchester	VA	--	324,535	2,363	1,790
	10/31/2034	Champaign-Urbana, IL	1001 Innovation Rd.	Rantoul	IL	--	813,126	4,196	4,153
		Dallas/Ft. Worth, TX	17505 Interstate Hwy. 35W	Northlake	TX	--	500,556	3,590	2,353
	12/31/2034	Greenville/Spartanburg, SC	21 Inland Pkwy.	Greer	SC	--	1,318,680	5,544	5,434
2035	4/30/2035	Greenville/Spartanburg, SC	170 Smith Farms Pkwy.	Greer	SC	3	797,936	4,322	3,822
	6/30/2035	Dallas/Ft. Worth, TX	2115 East Belt Line Rd.	Carrollton	TX	--	298,653	1,361	1,220
	7/31/2035	Central Florida	3775 Fancy Farms Rd.	Plant City	FL	--	180,308	1,278	1,100
2036	5/31/2036	Central Florida	5275 Drane Field Rd.	Lakeland	FL	--	117,440	787	725
		Charlotte, NC	671 Washburn Switch Rd.	Shelby	NC	--	673,425	2,786	2,768
	11/30/2036	Phoenix, AZ	17510 W. Thomas Rd.	Goodyear	AZ	--	468,182	4,304	3,967
		Philadelphia, PA	250 Rittenhouse Cir.	Bristol	PA	--	241,977	2,428	1,303
2037	3/31/2037	Dallas/Ft. Worth, TX	4005 E. I-30	Grand Prairie	TX	--	215,000	1,872	1,767
	5/31/2037	Phoenix, AZ	8989 W Buckeye Rd.	Phoenix	AZ	--	268,872	2,368	2,102
2038	3/31/2038	Houston, TX	13600/13901 Industrial Road	Houston	TX	--	132,449	6,773	6,573
	WAREHOUSE/DISTRIBUTION SUBTOTAL - SINGLE TENANT						53,946,603	274,350	269,698

Table of Contents

25

26Table of Contents PROPERTY LEASES & VACANCIES - 9/30/2024 Year of Lease Expiration Date of Lease Expiration CoStar Market (1) Property Location City State Note Sq. Ft. Leased or Available (2) Annualized Base Rent as of 9/30/2024 ($000) Annualized Cash Base Rent (“ABR”) as of 9/30/2024 ($000) MULTI-TENANT / AVAILABLE FOR LEASE (5) (6) N/A Various Greenville/Spartanburg, SC 7820 Reidville Rd. Greer SC 7 (100%) 210,820 1,292 1,288 Central Florida 1075 NE 30th St. Ruskin FL 7 (42%) 138,673 604 574 Vacancy Central Florida 3343 NW 44th Avenue Ocala FL 8 1,085,280 — — Central Florida 3420 Clover Ridge Ave Ruskin FL -- 132,212 — — Greenville/Spartanburg, SC 231 Apple Valley Rd. Duncan SC -- 75,320 — — Greenville/Spartanburg, SC 160 Smith Farms Pkwy. Greer SC 3 1,091,888 — — Indianapolis, IN 2463 N Buck Creek Rd. Greenfield IN 8 1,053,360 — — Columbus, OH 2155 Rohr Rd. Lockbourne OH -- 320,190 — — Dallas/Ft. Worth, TX 3115 N Houston School Rd. Lancaster TX -- 124,450 — — MULTI - TENANT / AVAILABLE FOR LEASE TOTAL 4,232,193 1,896 1,862 INDUSTRIAL DEVELOPMENT LEASED LAND 2042 11/5/2042 Phoenix, AZ 501-42-015 B (Parcel Number) Phoenix AZ 9, 10 — 7,719 5,191 INDUSTRIAL DEVELOPMENT LEASED LAND TOTAL — 7,719 5,191 TOTAL / WEIGHTED AVERAGE 93.2% Leased 58,178,796 $ 283,965 $ 276,751

PROPERTY LEASES & VACANCIES - 9/30/2024

Year of Lease Expiration	Date of Lease Expiration	CoStar Market [(1)]	Property Location	City	State	Note	Sq. Ft. Leased or Available [(2)]	LXP % Ownership	Annualized Base Rent as of 9/30/2024 ($000)	Annualized Cash Base Rent ("ABR") as of 9/30/2024 ($000)	9/30/2024 Debt Balance ($000)	Debt Maturity
NON-CONSOLIDATED PROPERTIES												
NNN MFG COLD JV PROPERTIES												
2025	7/14/2025	Charlotte, NC	590 Ecology Ln.	Chester	SC	11	420,597	20 %	2,190	2,617	381,000	01/2025
2026	11/30/2026	Lumberton, NC	2880 Kenny Biggs Rd.	Lumberton	NC	11	423,280	20 %	1,714	1,712	—	—
2027	8/31/2027	Greenville/Spartanburg, SC	50 Tyger River Dr.	Duncan	SC	11	221,833	20 %	1,062	1,170	—	—
	12/31/2027	Cincinnati/Dayton, OH	10590 Hamilton Ave.	Cincinnati	OH	11	264,598	20 %	861	845	—	—
2028	9/30/2028	West Michigan	904 Industrial Rd.	Marshall	MI	11	246,508	20 %	835	816	—	—
	12/31/2028	Nashville, TN	120 Southeast Pkwy. Dr.	Franklin	TN	11	289,330	20 %	833	735	—	—
2029	4/30/2029	Portland/South Portland, ME	113 Wells St.	North Berwick	ME	11	993,685	20 %	1,672	1,200	—	—
	11/24/2029	Anniston-Oxford, AL	318 Pappy Dunn Blvd.	Anniston	AL	11	276,782	20 %	1,842	1,797	—	—
2030	6/30/2030	Nashville, TN	301 Bill Bryan Blvd.	Hopkinsville	KY	11	424,904	20 %	1,742	1,687	—	—
		Elizabethtown-Fort Knox, KY	730 North Black Branch Rd.	Elizabethtown	KY	11	167,770	20 %	709	537	—	—
		Elizabethtown-Fort Knox, KY	750 North Black Branch Rd.	Elizabethtown	KY	11	539,592	20 %	2,707	2,838	—	—
		Owensboro, KY	4010 Airpark Dr.	Owensboro	KY	11	211,598	20 %	990	1,208	—	—
	10/31/2030	Detroit, MI	43955 Plymouth Oaks Blvd.	Plymouth	MI	11	311,612	20 %	1,872	1,658	—	—
2031	6/30/2031	Cincinnati/Dayton, OH	10000 Business Blvd.	Dry Ridge	KY	11	336,350	20 %	1,607	1,488	—	—
	10/31/2031	Chicago, IL	1020 W. Airport Rd.	Romeoville	IL	11	188,166	20 %	4,041	3,889	—	—
2032	10/31/2032	Detroit, MI	26700 Bunert Rd.	Warren	MI	12	260,243	20 %	4,194	3,805	25,850	11/2032
	12/31/2032	Bingen, WA	901 East Bingen Point Way	Bingen	WA	11	124,539	20 %	1,790	1,618	—	—
2033	9/30/2033	Crossville, TN	900 Industrial Blvd.	Crossville	TN	11	222,200	20 %	704	631	—	—
2034	9/30/2034	Las Vegas, NV	5670 Nicco Way	North Las Vegas	NV	11, 16, 17	180,235	20 %	2,825	2,557	—	—
2035	3/31/2035	Houston, TX	13863 Industrial Rd.	Houston	TX	11	187,800	20 %	2,604	2,395	—	—
		Houston, TX	7007 F.M. 362 Rd.	Brookshire	TX	11	262,095	20 %	2,041	1,879	—	—
2042	5/31/2042	Columbus, GA	4801 North Park Dr.	Opelika	AL	11	165,493	20 %	3,465	2,878	—	—
NNN MFG COLD JV TOTAL / WEIGHTED AVERAGE						**100% Leased**	**6,719,210**		**$ 42,300**	**$ 39,960**	**$ 406,850**	

Table of Contents

27

PROPERTY LEASES & VACANCIES - 9/30/2024

Year of Lease Expiration	Date of Lease Expiration	CoStar Market (1)	Property Location	City	State	Note	Sq. Ft. Leased or Available (2)	LXP % Ownership	Annualized Base Rent as of 9/30/2024 ($000)	Annualized Cash Base Rent ("ABR") as of 9/30/2024 ($000)	9/30/2024 Debt Balance ($000)	Debt Maturity
NON-CONSOLIDATED PROPERTIES												
NNN OFFICE JV PROPERTIES												
2025	12/31/2025	Dallas/Ft. Worth, TX	4001 International Pkwy.	Carrollton	TX	13	138,443	20 %	2,534	2,698	22,629	01/2025
2026	3/31/2026	Columbus, OH	500 Olde Worthington Rd.	Westerville	OH	13	72,965	20 %	1,010	976	—	—
2027	6/30/2027	Kansas City, MO	3902 Gene Field Rd.	St. Joseph	MO	13	98,849	20 %	2,116	2,201	—	—
	7/6/2027	Columbus, OH	2221 Schrock Rd.	Columbus	OH	13	42,290	20 %	684	711	—	—
2029	6/30/2029	Atlanta, GA	2500 Patrick Henry Pkwy.	McDonough	GA	13, 16	111,911	20 %	1,691	1,555	—	—
	7/31/2029	Columbus, OH	500 Olde Worthington Rd.	Westerville	OH	13	11,246	20 %	129	129	—	—
2032	4/30/2032	Charlotte, NC	1210 AvidXchange Ln.	Charlotte	NC	14	201,450	20 %	6,025	5,929	46,900	12/2024 01/2033
2033	5/31/2033	Dallas/Ft. Worth, TX	8900 Freeport Pkwy.	Irving	TX	13	60,736	20 %	1,302	1,245	—	—
N/A	Vacancy	Columbus, OH	500 Olde Worthington Rd.	Westerville	OH	13	13,536	20 %	—	—	—	—
		Dallas/Ft. Worth, TX	8900 Freeport Pkwy.	Irving	TX	13	200,569	20 %	—	—	—	—
NNN OFFICE JV TOTAL / WEIGHTED AVERAGE					77.5% Leased		951,995		$ 15,491	$ 15,444	$ 69,529	
NON-CONSOLIDATED TOTAL / WEIGHTED AVERAGE					**97.2% Leased**		**7,671,205**		**$ 57,791**	**$ 55,404**	**$ 476,379**	

Footnotes:

(1) Based on CoStar.com inventory data.
(2) Square footage leased or available.
(3) LXP has a 90% interest in this property.
(4) Property includes four facilities (252,351 square feet each) and one other property (25,066 square feet). The lease term for one 252,351 square foot facility now expires on June 30, 2025.
(5) Multi-tenant space properties are properties less than 50% leased to a single tenant.
(6) The available for lease properties incurred approximately $2.3 million in operating expenses, net for the nine months ended 9/30/2024.
(7) Represents percent leased.
(8) LXP has an 80% interest in this property.
(9) Industrial development land ground lease. LXP has a 95.5% interest in this property.
(10) Tenant exercised purchase option in the lease for $86.5 million, which is anticipated to close in December 2024.
(11) All debt is cross-collateralized and cross-defaulted. Rate is one month Term SOFR plus 245 bps. One month Term SOFR is capped at 4.58% through 01/2025. Subsequent to 9/30/24, balance reduced to $345.5 million.
(12) Interest rate is fixed at 5.38%.
(13) All debt is cross-collateralized and cross-defaulted. Rate is one month Term SOFR plus 350 bps. The NNN Office JV loan can be extended one month to February 2025 if certain criteria are satisfied.
(14) Interest rate is fixed and ranges from 5.0% to 5.3%
(15) LXP acquired the land underlying the Orlando, Florida facility along with the land and 145,974 square foot tenant-constructed expansion facility for $7.6 million in 3Q 2024 creating a value add opportunity within the portfolio.
(16) Property held for sale at 9/30/2024.
(17) Subsequent to 9/30/2024, property sold.

Table of Contents

28

29Table of Contents MORTGAGES AND NOTES PAYABLE 9/30/2024 Property Footnotes Debt Balance ($000) Interest Rate (%) Maturity (a) Current Estimated Annual Debt Service ($000) (b) Balloon Payment ($000) MORTGAGE (c) Long Island City, NY $ 17,261 3.500% 03/2028 $ 5,245 $ — Goodyear, AZ 39,615 4.290% 08/2031 2,484 33,399 Mortgage Subtotal/Wtd. Avg./Years Remaining (d) $ 56,876 4.050% 5.8 $ 7,729 $ 33,399 CORPORATE (e) Revolving Credit Facility (f) $ — —% 07/2026 $ — $ — Term Loan (g) 300,000 2.722% 01/2027 8,279 300,000 Senior Notes 300,000 6.750% 11/2028 20,250 300,000 Senior Notes 400,000 2.700% 09/2030 10,800 400,000 Senior Notes 400,000 2.375% 10/2031 9,500 400,000 Trust Preferred Notes (h) 129,120 7.217% 04/2037 9,448 129,120 Subtotal/Wtd. Avg./Years Remaining (d) $ 1,529,120 3.795% 5.7 $ 58,277 $ 1,529,120 Total/Wtd. Avg./Years Remaining (d) (i) $ 1,585,996 3.804% 5.7 $ 66,006 $ 1,562,519

30Table of Contents MORTGAGES AND NOTES PAYABLE (CONTINUED) 9/30/2024 ($000) GAAP Balance Deferred Loan Costs, net Discounts Gross Balance Mortgages and notes payable (c) $ 56,247 $ 629 $ — $ 56,876 Term loans payable (e) 297,551 2,449 — 300,000 Senior notes payable (e) 1,088,853 7,228 3,919 1,100,000 Trust preferred securities (e) 127,868 1,252 — 129,120 Consolidated debt $ 1,570,519 $ 11,558 $ 3,919 $ 1,585,996 (a) Subtotal and total based on weighted-average term to maturity shown in years based on debt balance. (b) Mortgage debt service for next 12 months. (c) Secured. (d) Total shown may differ from detailed amounts due to rounding. (e) Unsecured. (f) Rate ranges from Adjusted Daily Simple SOFR or Adjusted Term SOFR plus 0.725% to 1.40%. Availability of $600 million, subject to covenant compliance. Maturity date can be extended to July 2027, subject to certain conditions. (g) Rate ranges from Adjusted Term SOFR plus 0.85% to 1.65%. The Adjusted Term SOFR portion of the interest rate was swapped to obtain a current fixed rate of 2.722% until January 31, 2025. LXP entered into forward interest rate swaps to effectively fix the interest rate related to an aggregate of $250.0 million of the term loan at an average interest rate of 4.31% from January 31, 2025 to January 31, 2027. (h) Rate is three month term SOFR plus a 0.26% adjustment plus a spread of 170 bps. LXP entered into forward interest rate swaps to effectively fix the interest rate related to an aggregate of $82.5 million of the Trust Preferred Securities at an average interest rate of 5.20% from October 30, 2024 to October 30, 2027. (i) See reconciliations of non-GAAP measures in this document.

31Table of Contents DEBT MATURITY SCHEDULE 9/30/2024 ($000) Consolidated Properties Year Mortgage Scheduled Amortization Mortgage Balloon Payments Corporate Debt 2024 - remaining $ 1,361 $ — $ — 2025 5,570 — — 2026 5,773 — — 2027 5,984 — 300,000 2028 2,223 — 300,000 $ 20,911 $ — $ 600,000 Footnotes: (1) Percentage denotes weighted-average interest rate. (2) Rate is fixed at 2.722% via interest rate swaps through 01/2025, then $250.0 million fixed at 4.31% and $50.0 million floating at Adjusted Term SOFR, plus 100 basis points (current spread) through 01/2027.

32Table of Contents DEBT COVENANTS (1) CORPORATE LEVEL DEBT MUST BE: 9/30/2024 Bank Loans: Maximum Leverage < 60% 36.0% Fixed Charge Coverage > 1.5x 3.0x Recourse Secured Indebtedness Ratio < 10% cap value —% Secured Indebtedness Ratio < 40% 3.3% Unsecured Debt Service Coverage > 2.0x 3.9x Unencumbered Leverage < 60% 36.6% Bonds: Debt to Total Assets < 60% 32.9% Secured Debt to Total Assets < 40% 1.2% Debt Service Coverage > 1.5x 4.0x Unencumbered Assets to Unsecured Debt > 150% 305.2% Footnotes: (1) The above is a summary of the key financial covenants for LXP's credit facility and term loan and senior notes, as of September 30, 2024 and as defined and calculated per the terms of the credit facility and term loan and senior notes, as of such date. These calculations are presented to show LXP's compliance with such covenants only and are not measures of LXP's liquidity or performance.

COMPONENTS OF NET ASSET VALUE

9/30/2024

($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties quarterly net operating income (NOI) [1]		Three months ended 9/30/2024
NOI as reported	$	66,992
Adjustments to NOI:		
Disposed of properties		(129)
Leases not commenced or with free rent period		128
Held for sale assets		(1,941)
Investment in a sales-type lease		(1,237)
Undervalued assets / Other [2]		345
NOI for NAV	$	64,158
LXP's share of non-consolidated quarterly NOI [1]		
NNN OFFICE JV		
Office	$	623
NNN MFG Cold JV		
Industrial	$	1,765
Other quarterly income		
Fee income	$	1,021
In service assets not fairly valued by capitalized NOI method [1]		
Consolidated assets placed in service (our share) in the quarter and consolidated assets less than 70% leased (our share)	$	285,808
Common shares at 9/30/2024		294,486,892

Other assets:		
Assets held for sale - consolidated	$	114,735
Assets held for sale - non-consolidated (our share)		10,542
Investment in a sales-type lease[3]		65,354
Construction in progress		11,754
Developable land - consolidated[4]		80,213
Developable land - non-consolidated[4]		14,308
Development investment - consolidated[4]		60,333
Investment in non-consolidated land		2,308
Cash and cash equivalents		54,971
Restricted cash		232
Accounts receivable		1,713
Other assets		17,850
Total other assets	$	434,313
Liabilities:		
Corporate level debt (face amount)	$	1,529,120
Mortgages and notes payable (face amount)		56,876
Dividends payable		39,740
Liabilities held for sale - consolidated		155
Liabilities held for sale - non-consolidated (our share)		113
Accounts payable, accrued expenses and other liabilities		93,325
Preferred stock, at liquidation value		96,770
LXP's share of non-consolidated mortgages (face amount)		95,276
Total deductions	$	1,911,375

Footnotes:

(1) Three months ended 9/30/2024 NOI for the existing property portfolio at September 30, 2024, includes one quarter of annualized NOI for non-commenced leases and leases with free rent periods (excludes NOI related to assets undervalued by a capitalized NOI method, not in service leased development projects and assets held for sale). Assets undervalued by a capitalized NOI method are identified generally by under 70% leased during the period, assets placed in service and assets acquired in the quarter. For assets in this category an NOI capitalization approach is not appropriate, and accordingly, LXP's net book value has been used.

(2) Comprised of assets acquired or completed in 2024, assets less than 70% leased, development assets and other.

(3) LXP's share of carrying value excluding allowance for credit loss.

(4) At cost incurred.

Table of Contents

33

34Table of Contents NON-GAAP MEASURES DEFINITIONS LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Supplemental Information and in other public disclosures. LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund operations. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP's financial performance or cash flow from operating, investing, or financing activities or liquidity. Definitions: Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest expense, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties or changes in control, non-cash sales-type lease adjustments, impairment charges, debt satisfaction gains (losses), net, non-cash charges, net, straight-line adjustments, change in credit loss revenue, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. LXP’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA. Annualized Cash Base Rent ("ABR"): Annualized Cash Base Rent is calculated by multiplying the current monthly Cash Base Rent by 12. For leases in free rent periods or that were signed prior to the end of the quarter but have not commenced, the first full Cash Base Rent payment is multiplied by 12. Excludes not in service leased development projects. LXP believes ABR provides a meaningful indication of an investment's ability to fund cash needs. Annualized Base Rent: Annualized Base rent is calculated by multiplying the current monthly Base Rent by 12. For leases signed prior to the end of the quarter but have not commenced, the first Base Rent is multiplied by 12. LXP believes Annualized Base Rent provides a meaningful measure to the net lease structure of the portfolio. Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio. Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements, non- cash sales-type lease income and lease termination income, and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

35Table of Contents NON-GAAP MEASURES DEFINITIONS Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash income related to sales-type leases, (6) non-cash interest, (7) non-cash charges, net, (8) capitalized interest and internal costs, (9) cash paid for second generation tenant improvements, and (10) cash paid for second generation lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), LXP believes it provides a meaningful indication of its ability to fund its quarterly distributions. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity. First Generation Costs: Represents cash spend for tenant improvements, leasing costs and expenditures contemplated at acquisition for recently acquired properties with vacancy. Because all companies do not calculate First Generation Costs the same way, LXP's presentation may not be comparable to similarly titled measures of other. Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income. The National Association of Real Estate Investment Trusts, or Nareit, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write- downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. LXP presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into LXP's common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of LXP's real estate portfolio and not comparable from period to period. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.

36Table of Contents NON-GAAP MEASURES DEFINITIONS Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP's historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments, non-cash income related to sales-type leases, and lease termination income, net) and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP's NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI. Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned, stabilized and included in our portfolio for the entirety of the two comparable reporting periods. As Same-Store NOI excludes the change in NOI from acquired, expanded and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, LXP's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of LXP's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of LXP's financial performance since it does not reflect the operations of LXP's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of LXP's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact LXP's results from operations. LXP believes that net income is the most directly comparable GAAP measure to Same-Store NOI. Second Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation. LXP believes that second generation building improvements represent an investment in existing stabilized properties. Stabilized Portfolio: All real estate properties other than non-stabilized properties, LXP considers stabilization to occur upon the earlier of 90% occupancy of the property or one year from cessation of major construction activities. Non-stabilized, substantially completed development projects are classified within investments in real estate under construction. If some portions of a development project are substantially complete and ready for use and other portions have not yet reached that stage, LXP ceases capitalizing costs on the completed portion of the project but continue to capitalize costs for the incomplete portion. When a portion of the development project is substantially complete and ready for its intended use, the classification changes from investments in real estate under construction to operating, the project is placed in service and depreciation commences.

37Table of Contents SELECT CREDIT METRICS DEFINITIONS ($000) Adjusted Company FFO Payout: Nine months ended September 30, 2024 (Debt + Preferred) / Gross Assets: Nine months ended September 30, 2024 Common share dividends per share $ 0.39 Consolidated debt $ 1,570,519 Adjusted Company FFO per diluted share $ 0.48 Preferred shares liquidation preference 96,770 Adjusted Company FFO payout ratio 81.3 % Debt and preferred $ 1,667,289 Unencumbered Assets: Total assets $ 3,854,052 Real estate, at cost $ 4,415,479 Plus depreciation and amortization: Held for sale real estate, at cost 142,155 Real estate 1,000,154 Investment in a sales-type lease (1) 65,354 Deferred lease costs 14,128 less encumbered real estate, at cost (110,986) Held for sale assets 29,635 Unencumbered assets $ 4,512,002 Gross assets $ 4,897,969 Unencumbered NOI: NOI $ 200,281 (Debt + Preferred) / Gross Assets 34.0 % Disposed of properties NOI (2,964) Adjusted NOI 197,317 Debt / Gross Assets: less encumbered adjusted NOI (7,043) Consolidated debt $ 1,570,519 Unencumbered adjusted NOI $ 190,274 Gross assets $ 4,897,969 Unencumbered NOI % 96.4 % Debt / Gross assets 32.1 % Net Debt / Adjusted EBITDA: Adjusted EBITDA $ 262,346 Secured Debt / Gross Assets: Total Secure Debt $ 56,247 Consolidated debt $ 1,570,519 less consolidated cash and cash equivalents (54,971) Gross assets $ 4,897,969 less consolidated short term investments — Non-consolidated debt, net 94,385 Secured Debt / Gross Assets 1.1 % Net debt $ 1,609,933 Unsecured Debt / Unencumbered Assets: Net debt / Adjusted EBITDA 6.1x Consolidated debt $ 1,570,519 less mortgages and notes payable (56,247) (Net Debt + Preferred) / Adjusted EBITDA: Unsecured Debt $ 1,514,272 Adjusted EBITDA $ 262,346 Unencumbered assets $ 4,512,002 Net debt $ 1,609,933 Preferred shares liquidation preference 96,770 Unsecured Debt / Unencumbered Assets 33.6 % Net debt + preferred $ 1,706,703 (Net Debt + Preferred) / Adjusted EBITDA 6.5x For the 12/31/2023, 12/31/2022 and 12/31/2021 Select Credit Metric reconciliation see corresponding period Quarterly Supplemental Information. (1) At carrying value excluding allowance for credit loss.

38Table of Contents INVESTOR INFORMATION Transfer Agent Computershare Overnight Correspondence: PO Box 43006 150 Royall Street, Suite 101 Providence, RI 02940 Canton, MA 02021 (800) 850-3948 www-us.computershare.com/investor Investor Relations Heather Gentry Senior Vice President, Investor Relations Telephone (direct) (212) 692-7219 E-mail hgentry@lxp.com Research Coverage BNP Paribas Evercore Partners Nate Crossett (646) 342-1588 Steve Sakwa (212) 446-9462 Monir Koummal (646) 342-1554 Jim Kammert (312) 705-4233 Green Street Advisors Jefferies & Company, Inc. Vince Tibone (949) 640-8780 Jon Petersen (212) 284-1705 JMP Securities J.P. Morgan Chase Mitch Germain (212) 906-3537 Anthony Paolone (212) 622-6682 KeyBanc Capital Markets Inc. Todd Thomas (917) 368-2286

LXP INDUSTRIAL TRUST ■ 515 N. FLAGLER DRIVE ■ SUITE 408 ■ WEST PALM BEACH, FL 33401 ■ WWW.LXP.COM